                         [KING & SPALDING LETTERHEAD]



404/572-4676                                                   404/572-5147


                                                       Exhibit 5.2 and 23.3

                                 April 16, 1999


National Commerce Bancorporation
One Commerce Square
Memphis, TN 38150
Attn:  Mr. Charles A. Neale

     Re:  National Bancorporation; Registration Statement on Form S-3
          -----------------------------------------------------------

Ladies and Gentlemen:

          We served as special counsel to National Commerce Bancorporation, a Tennessee corporation (the "Company"), in connection with the preparation of Company's Registration Statement on Form S-3 being filed with the Securities and Exchange Commission (the "Registration Statement") on the date of this opinion. The Registration Statement relates to (i) debt securities, which may be either senior securities (the "Senior Securities") or subordinated securities (the "Subordinated Securities") (collectively, the "Debt Securities"), and either of which may be convertible into or exchangeable for shares of the Company's common stock, $2.00 par value per share (the "Common Stock"), for shares of the Company's preferred stock (the "Preferred Stock"), or other Debt Securities;
(ii) shares of Preferred Stock, which may be convertible into shares of Common Stock or exchangeable for Debt Securities; and (iii) shares of Common Stock.
The Debt Securities, shares of Preferred Stock and shares of Common Stock are referred to herein as the "Offered Securities".

          The Offered Securities will be sold or delivered from time to time as set forth in the Registration Statement, an amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplement"). The Senior Securities will be issued under an Indenture, dated as of April 16, 1999, between the Company and The Bank of New York, as trustee (the "Senior Indenture"). The Subordinated Securities will be issued under an Indenture, dated as of April 16, 1999, between the Company and The Bank of New York, as trustee (the "Subordinated Indenture"). The Senior Indenture and Subordinated Indenture are exhibits to the Registration Statement.

Securities and Exchange Commission
April 16, 1999
Page 2



          We have reviewed such corporate records and other documents and have made such further examinations and inquiries as we have deemed necessary to enable us to express the opinions set forth herein.

          We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.

          Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that:

               (i) upon the issuance, authentication and delivery of the Debt Securities in accordance with the provisions of the applicable Senior Indenture or Subordinated Indenture, as the case may be, against payment therefor, the Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity);

               (ii) upon designation of the preferences and relative, participating, optional and other rights, and qualifications, limitations or restrictions of the Preferred Stock by the Company's Board of Directors or by a duly authorized committee thereof, and thereafter upon proper filing with the Secretary of State of the State of Tennessee of an Amendment to its Restated Charter relating to the Preferred Stock and when such shares of Preferred Stock are issued and sold as contemplated in the Registration Statement and in accordance with their respective terms, such shares of Preferred Stock will be legally issued, fully paid and nonassessable; and

               (iii) when issued as contemplated in the Registration
          Statement and in accordance with its terms and, if applicable, the terms of the Debt Securities or Preferred Stock that are convertible or exchangeable, as the case may be, into such shares of Common Stock, the shares of the Common Stock will be legally issued, fully paid and nonassessable.

Securities and Exchange Commission
April 16, 1999
Page 3

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name whenever it appears in such Registration Statement, including the Prospectus and any Prospectus Supplement constituting a part hereof, as originally filed or as subsequently amended.

                                         Sincerely,



                                         KING & SPALDING